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                                                                  EXHIBIT (e)(2)

                           Amended Schedule I to the
                             Amended and Restated
                             Distribution Contract

                         EXCELSIOR INSTITUTIONAL TRUST
                         -----------------------------

                                  Equity Fund
                               Value Equity Fund
                              Optimum Growth Fund
                                  Income Fund
                            Total Return Bond Fund
                           International Equity Fund
                                High Yield Fund

     In consideration of the mutual covenants set forth in the Distribution Contract dated as of August 1, 1995, as amended and restated July 31, 1998, between Excelsior Institutional Trust and Edgewood Services, Inc., Excelsior Institutional Trust and Edgewood Services, Inc. execute and deliver this intending to be legally bound and intending this to be Amended Schedule I to said Distribution Contract.

     Witness the due execution hereof this _____ day of _____________, 2000.

                              EXCELSIOR INSTITUTIONAL TRUST


                              ___________________________________
                              Name: Frederick S. Wonham
                              Title: Chairman, President, and Treasurer


                              EDGEWOOD SERVICES, INC.


                              ___________________________________
                              Name:
                              Title: